                                                                     EXHIBIT 4.1


                       REGULATION D SUBSCRIPTION AGREEMENT

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

      THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL, STATE OR FOREIGN SECURITIES AUTHORITIES, NOR HAVE ANY SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK, INCLUDING BUT NOT LIMITED TO THOSE RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM S-3S FILED DURING 1998. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT TERMS AND CONDITIONS OF THE PROPOSED INVESTMENT AND THEIR OWN ASSESSMENT OF THE RISKS INVOLVED.

      This Regulation D Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber" as defined below) in connection with the offer to the Subscriber of, and the subscription by the Subscriber for, warrants to purchase shares of Common Stock, $.001 par value per share (the "Warrants"), of SI DIAMOND TECHNOLOGY, INC., a Texas corporation (the "Company" or "SID"). The Subscriber entered into that certain Consulting and Advisory Agreement by and between SID and C & A Services, L.L.C., a Texas limited liability company (the "Subscriber" or "C&A"), whereby C&A has assisted SID in beginning a program for the marketing of its products (the "C&A Agreement") to certain customers (the "Protected Customers"). At the request and direction of SID, C&A has been instrumental in assisting Electronic Billboard Technology, Inc., a Delaware corporation ("EBT"), a wholly-owned subsidiary of SID, in entering into that certain Marketing Agent Agreement, dated November 11, 1998, by and between EBT and Vision Mark, L.L.C., a Texas limited liability company ("Vision"), relating to the marketing of specific products by Vision to customers (the "EBT Agreement"). In the event that EBT and SID reach certain cumulative revenue thresholds and annual revenue goals (outlined herein), the Subscriber shall receive the right to purchase Warrants convertible into the Company's Common Stock as follows:

      a. At such time as EBT shall have received Protected Customer Distribution Revenue (as defined in the C & A Agreement) equal, in the aggregate, to Ten Million and No/100 Dollars ($10,000,000.00), and as each successive and cumulative such increment of Protected Customer Distribution Revenue, shall be received by EBT, C&A shall have the right, exercisable at will by C&A, to purchase from SID, successively, for each Ten Million and No/100 Dollars ($10,000,000.00) increment of Protected Customer Distribution Revenue, 250,000 additional Compensation Shares (as defined in the C&A Agreement) at a purchase price per share equal to one-half (1/2) of the average closing public market price of the publicly traded Common Stock of SID on the five (5) business days next preceding the first day each such Ten Million and No/100 Dollars ($10,000,000.00) in Protected Customer Distribution Revenue, in the aggregate, is received by EBT. Concurrently with the execution of the C&A Agreement, SID shall complete, execute, issue and deliver to C&A, in evidence of such right, a Warrant for such additional shares containing the aforesaid conditions precedent to exercise by C&A in the form of the Warrant attached hereto as Exhibit C-1.

      b. Annually, and within sixty (60) days following each annual anniversary of the EBT Agreement, C&A and SID shall jointly determine the sources of the components of the aggregate revenue (including, but not limited to, revenue from the sale of product, services, licensing fees, royalties and similar items, in the ordinary course of business, but excluding all extraordinary non-reoccurring items such as the sale of a division, subsidiary financing or similar such events) realized by SID for such annual period ("SID Revenue"), and the percentage of such aggregate SID Revenue that was Protected Customer Distribution Revenue, and if the Protected Customer Distribution Revenue was at least equal to Ten Million and No/100 Dollars ($10,000,000.00) for such annual period, C&A shall have the additional right thereafter, exercisable at will by C&A, to purchase from SID up to 200,000 additional Compensation Shares with respect to each such annual determination. Concurrently, with the execution of the EBT Agreement, SID shall complete, execute, issue and deliver to C&A, in evidence of such right, a Warrant for such additional shares, containing the following conditions precedent to exercise by C&A in the form of the Warrant attached hereto as Exhibit C-2:

            i. If the EBT Protected Customer Distribution Revenue percentage for such annual period was equal to, but not less than, twenty-five percent (25%), of aggregate SID Revenue for such annual period, C&A may, from time to time, and at anytime thereafter purchase all, or any part of, 100,000 of such additional shares at a purchase price per share equal to seventy-five percent (75%) of the average closing public market price of the publicly traded Common Stock of the Company on the five (5) business days next preceding the last business day of such annual period; and, in addition,

            ii. If the EBT Protected Customer Distribution Revenue percentage for such annual period was equal to, but not less than, twenty-five percent (25%), of aggregate SID Revenue for such annual period, for each additional one percent (1%) above twenty-five percent (25%) that the EBT Protected Customer Distribution Revenue contributed to aggregate SID Revenue for such annual period, C&A may, from time to time, or at anytime thereafter, purchase all, or any part of, up to, but not in excess of, 100,000 of such additional Compensation Shares in incremental amounts of 4,000 Compensation Shares for each such additional one percent (1%) of EBT Protected Customer Distribution Revenue, at a purchase price per share equal to the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the last business day of such annual period, less a percentage thereof equal to the sum of twenty-five percent (25%), plus an additional one percent (1%) for each additional one percent (1%) above twenty-five percent (25%) (not to exceed, in the aggregate, fifty percent [50%]) that the EBT Protected Customer Distribution Revenue contributed to aggregate SID Revenue for such annual period.

      c. C&A shall have the right, with the receipt by EBT of the first One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue and with the receipt by EBT of the second such One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue, exercisable at will by C&A, to purchase from SID an additional 2,300,000 shares, but not more than 4,600,000 shares, in the aggregate, at a purchase price per share equal to fifty percent (50%) of the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the first day each such One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue is received by EBT. Concurrently with the execution of the EBT Agreement, SID shall complete, execute, issue and deliver to C&A in evidence of such right a Warrant for such additional shares in the form of Exhibit C-3, which shall contain the aforesaid conditions precedent to exercise by C&A.

      The terms of the underlying Common Stock are set forth in the Company's Amended and Restated Articles of Incorporation attached hereto as Exhibit A. The solicitation of this Subscription by the Company, and, if accepted by the Company, the issuance of the Warrants subscribed for, are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      The undersigned Subscriber and the Company, upon acceptance of this Agreement, hereby agree as follows:

      1.    Offering

            1.1 Offer to Subscribe; Purchase Price and Closing; and Placement Fees.

      Subject to satisfaction of the conditions to the closing of the Warrants for the purchase of Common Stock as to each holder of Warrants (the "Closing") set forth in Section 1.2 below, the Subscriber hereby offers to subscribe for and accept Warrants for the purchase of Common Stock pursuant to the terms and conditions of this Agreement.

      1.2 Conditions to Subscriber's Obligations. The Subscriber's obligations hereunder are conditioned upon the occurrence of all of the following:

      (a) other than as described on Schedule 1.2 attached hereto, there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents (as defined below in Section 4.2);

      (b) the representations and warranties of the Company shall be true and correct in all material respects on the date of Closing, as if made on such date; and

      (c) the Subscription Agreement has been accepted by the Company.

      2. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows (which representations and warranties shall be true as of the date of Closing):

            2.1 Accredited Investor. The Subscriber hereby represents and warrants to the Company that it is an "accredited investor," as defined in Rule 501 of Regulation D, and has marked the applicable box set forth in Section 9 of this Agreement signifying such status.

            2.2 Investment Experience; Access to Information; Independent Investigation.

                  2.2.1 Access to Information. The Subscriber or its professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, and its officers, directors, employees and agents concerning the terms and conditions of the Offering, and the Company and its business and prospects, and to obtain any additional information which the Subscriber or its professional advisor deems necessary to verify the accuracy of the information received. The foregoing, however, does not limit or modify the Subscriber's right to rely upon representations and warranties of the Company in Section 4 of this Agreement.

                  2.2.2 Ability to Evaluate. The Subscriber has such knowledge and experience in financial and business matters that it is fully capable of evaluating the merits and risks of an investment in the Company, including without limitation those set forth in the Disclosure Documents (as defined below in Section 4.2).

                  2.2.3 Disclosure Documents. The Subscriber has received and reviewed the Disclosure Documents (as defined below in Section 4.2). The foregoing, however, does not limit or modify the Subscriber's right to rely upon the representations and warranties of the Company in Section 4 of this Agreement.

                  2.2.4 Investment Experience; Fend for Self. The Subscriber has substantial experience in investing in securities and has made investments in securities other than those of the Company. The Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement and that it has the ability to bear the economic risk of its investment in the Company. The Subscriber has not been organized for the purpose of investing in securities of the Company.

                  2.2.5 Not an Affiliate. The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 415 of the Securities
Act) of the Company.

            2.3   Exempt Offering Under Regulation D

                  2.3.1 Investment; No Distribution. The Subscriber is acquiring the Warrants to purchase shares of Common Stock subscribed for (the "Warrants") solely for investment purposes for the Subscriber's own account (or for beneficiaries' accounts over which the Subscriber has investment discretion but no discretionary authority as to voting or disposition) and not with a view to a distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on its ability to sell or dispose of the Warrants and the shares of Common Stock underlying the Warrants (collectively, the "Securities"), and therefore, that the Subscriber must bear the economic risk of its investment for an indefinite period of time. The Subscriber has adequate means of providing for its current needs and anticipated contingencies and has no need for liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to its net worth.

                  2.3.2 No General Solicitation. Neither the Warrants nor the underlying shares of Common Stock were offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  2.3.3 No Registration of Common Stock. The Subscriber understands that the Warrants are not registered and therefore are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act or pursuant to an exemption therefrom. In this connection, the Subscriber represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  2.3.4 Disposition. Without in any way limiting the representations set forth above, the Subscriber further agrees not to make any disposition of all or any portion of the Securities unless and until:

      (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

      (b) (i) The Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Securities Act.

            2.4   Due Authorization.

                  2.4.1 Authority. The Subscriber, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document referred to herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Subscriber is executing this Subscription Agreement.

                  2.4.2 Due Authorization. The Subscriber is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its organization, with full power and authority to purchase the Common Stock subscribed for and to execute and deliver this Agreement.

      3. Acknowledgements. The Subscriber is aware of the following:

            3.1 Risks of Investment. The Subscriber recognizes that investment in the Company involves certain risks, including the potential loss of the Subscriber's investment herein. The Subscriber recognizes that this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Securities Act;

            3.2 No Government Approval. The Subscriber acknowledges that no federal, state or foreign agency has passed upon or reviewed the terms and conditions of the Offering or made any finding or determination as to the fairness of the Offering;

            3.3 Restrictions on Transfer. The Subscriber may not sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities in the absence of either an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities law;

            3.4 Exempt Transaction. The Warrants are being offered in reliance on specific exemptions from the registration requirements of federal and state law and the Subscriber's representations, warranties, agreements, acknowledgements and applicability of such exemptions and the suitability of the Subscriber to acquire such Warrants and the underlying shares of Common Stock.

            3.5 Legends. It is understood that any certificates evidencing the Common Stock of the Company issued upon the exercise of the Warrants shall bear the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLE SATISFACTORY TO THE COMPANY, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS."

      4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Subscriber, except as disclosed in the Disclosure Documents or otherwise disclosed to Subscriber, which representations and warranties shall be true as of the date of acceptance of this Agreement by the Company and as of Closing:

            4.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, or any state securities commission, or any other governmental entity, which are required to be disclosed in the Disclosure Documents and have not been disclosed.

      4.2 Corporate Condition. The Company has timely filed all forms, and reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act") through the date hereof (collectively, the "SEC Reports"). Each of the SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. The Company has made available to the Subscriber a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1997, and a copy of the Company's Forms 10-QSB, all 8-K's and S-3's filed by the Company since January 1, 1998 (the "Most Recent Filings Report"). Other than as set forth in Schedule 4.2 attached hereto and made a part hereof, there have been no material adverse changes in the Company's business, prospects, operations or financial condition since the date of the Most Recent Filings Report. The SEC Reports, together with Schedule 4.2 and any other documents listed on Schedule 4.2(a) attached hereto and made a part hereof and furnished herewith by the Company to the Subscriber are referred to collectively as the "Disclosure Documents." The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the periods covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened or contemplated against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

            4.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, and issuance of the Warrants and reservation for issuance of the Common Stock obtainable on exercise of the Warrants have been taken, and this Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms; provided, however that enforceability is subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity limiting the availability of equitable remedies (including but not limited to the remedy of specific performance), whether considered in a proceeding at law or in equity. The Company has obtained all consents and approvals required for it to execute, deliver and perform this Agreement.

            4.4 Valid Issuance of Common Stock. The shares of Common Stock underlying the Warrants when issued upon exercise shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of the Subscriber, will be issued in compliance with all applicable U.S. federal and state securities laws. The Securities will be issued free of any preemptive rights.

            4.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws as amended and in effect on and as of the date of this Agreement or of any material provision of any material instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

            4.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, and has a class of securities registered under
Section 12 or Section 15 of the Exchange Act. When requested by the Subscriber, the Company shall furnish copies of reports filed by the Company with the Securities and Exchange Commission.

            4.7 Compliance with Laws. As of the date hereof, the conduct of the business of the Company complies in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulations, ordinance, rule, judgement, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the Offering.

            4.8 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering which has not been waived.

            4.9 Disclosures. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in the Disclosure Documents that (a) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (b) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Securities.

            4.10 Representations True and Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Closing and the issuance of the Warrants and underlying Common Stock.

            4.11 Termination Date of Offering. In no event shall the Closing occur later than November 13, 1998, with any extension based upon an agreement between the Company and the Subscriber.

      5.    Covenants of the Company

            5.1 Corporate Existence and Taxes. The Company shall, until at least two (2) years after the date of the Closing, maintain its corporate existence in good standing provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization so long as the surviving entity in such transaction, if not the Company, assumes all of the Company's obligations with respect to the Securities and shall pay all its taxes when due, except for taxes which the Company disputes.

            5.2   Registration of Shares.

            (a) Voluntary Registration. If the Company at any time elects, or proposes, to register any of its authorized capital stock (the "Registration Shares") under the Act (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to which common stock shares owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice") to C&A (the "Holder") of its intentions to register the Registration Shares. Within fifteen (15) days after the Registration Notice shall have been given to the Holder, the Holder shall give written notice to the Company (the "Holder Notice") stating the number of Compensation Shares underlying the Warrants Holder desires the Company to register (the "Holder Shares"). The Company shall use its best efforts to register the Holder Shares under the Act and the State Acts. Anything contained herein to the contrary notwithstanding, the Company has the right to withdraw and discontinue registration of the Holder Shares at any time prior to the effective date of such Registration Statement if the registration of the Registration Shares is withdrawn or discontinued. The Holder whose Holder Shares are to be included in the Registration Statement (the "Seller") shall furnish the Company with such appropriate information as the Company shall reasonably request in writing concerning the Seller as is necessary for the Company to comply with the disclosure requirements of the Act, and the rules and regulations promulgated thereunder. Following the effective date of such Registration Statement, the Company shall, upon the reasonably request of the Seller, supply such number of prospectuses meeting the requirements of the Act, as shall be requested by such Seller to permit such Seller to make a public offering of all the Holder Shares of such Seller included therein. The Company shall exercise good faith efforts to qualify the Holder Shares for sale in such states as the Seller shall reasonably designate.

      (b) Mandatory Registration. Upon the written request of Holder to register, at the Company's expense, the Compensation Shares underlying the Warrants, the Company shall, subject to the conditions and in accordance with the procedures set forth herein, have six (6) months from the date of such notice to file a Registration Statement with the SEC covering the Compensation Shares issuable pursuant to the Warrants (and use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter). The Company shall be required to keep the Registration Statement pursuant to which the Compensation Shares underlying the Warrants are registered effective for a period of one (1) year. The filing of any Registration Statement upon the request of the Holder is contingent upon the Company being able to receive at a reasonable cost, which shall be in the sole discretion of the Company, the consent of any auditors necessary to include any and all financial statements prepared by such auditors for any time periods required by the rules and regulations of the Securities and Exchange Commission or other regulatory entities governing such financial statements. The Holder whose Compensation Shares underlying the Warrants are to be included in the Registration Statement shall furnish the Company with such appropriate information as the Company shall reasonably request in writing concerning the Holder as is necessary for the Company to comply with the disclosure requirements of the Act, and the rules and regulations promulgated thereunder. Following the effective date of such Registration Statement, the Company shall, upon the reasonable request of the Seller, supply such number of prospectuses meeting the requirements of the Act, as shall be requested by such Seller to permit such Seller to make a public offering of all the Common Shares of such Seller included therein. The Company shall exercise good faith efforts to qualify the Compensation Shares underlying the Warrants for sale in such states as the Seller shall reasonably designate.


            5.3 Filings with Securities and Exchange Commission. The Company shall provide the Subscriber with copies of its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K for as long as the Common Stock underlying the Warrants remain outstanding.

            5.4 Opinion of Counsel. Purchasers of the Warrants shall, upon purchase, receive an opinion letter from Haskell Slaughter & Young, L.L.C., counsel to the Company, substantially in the form Legal Opinion attached hereto as Exhibit B.

            5.5 Removal of Legend Upon Registration. Notwithstanding the foregoing provisions of Section 5.2 of this Agreement, the restrictions imposed upon the transferability of any Compensation Shares shall cease and terminate when any such Compensation Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement which has become effective under the Securities Act of 1933. Whenever the restrictions imposed shall terminate, as herein provided, the holder of any Compensation Shares as to which such restrictions have terminated shall be entitled to receive from the corporation issuing such securities, without expense, a new certificate not bearing the restrictive legends set forth in Section 3.5.

      6.    Miscellaneous

            6.1 Representations and Warranties Survive the Closing; Severability. The Subscriber's and the Company's representations and warranties shall survive the Closing of the transaction provided for hereby notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

            6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights hereunder without the prior written consent of the other parties.

            6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without respect to conflict of laws.

            6.4 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

            6.5 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

            6.6 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight or two (2) day courier), addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

            6.7 Expenses. Each of the Company and the Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

            6.8 Entire Agreement; Written Amendments Required. This Agreement, the Warrants, the underlying Common Stock and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      7.    Subscription and Wiring Instructions; Irrevocability.

            7.1   Subscription

            (a) Wire transfer of Subscription Funds. Subscriber shall send a signed Subscription Agreement by facsimile to the Company at
                  (512) 250-2807, and its subscription funds by wire transfer, to the Company as follows:

                  Bank:             Chase Bank Texas
                                    P. O. Box 2558
                                    Houston, Texas 77252-8063
                                    Ph.: (713) 216-7000
                  Account Name:     SI Diamond Technology, Inc.
                  Account No.:      081-00053751
                  ABA Routing No.:  113000609




            (b) Irrevocable Subscription. The Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by the Subscriber, that this Agreement is irrevocable and that the Subscriber is not entitled to cancel, terminate or revoke this Agreement; provided, however, that if the conditions to Closing are not satisfied or if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material facts, the Subscriber may revoke or cancel this Agreement.

            (c) Company's Right to Reject Subscription. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. The Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of the Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber.

            7.2 Acceptance of Subscription. In the case of acceptance of this subscription, ownership of the number of securities being purchased hereby will pass to the Subscriber upon the Closing.

            7.3 Subscriber to Forward Original Signed Subscription Agreement to Company. The Subscriber agrees to courier to the Company its original inked signed Subscription Agreement within three (3) days after faxing said signed Agreement to the Company.

      8. Number of Shares and Purchase Price. The undersigned Subscriber hereby subscribes for and agrees to purchase the Company's Warrants in accordance with the conditions precedent stated above.

      9. Accredited Investor. The Subscriber is (please check applicable box):

            (a)   [ ]   a corporation, business trust, or partnership not
                        formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

            (b)   [ ]   any trust, with total assets in excess of
                        $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

            (c)   [ ]   an individual, who

                  [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

                  [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

                  [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

            (d)   [ ]   an entity, each owner of which is an entity
                        described in (a) or (b) above or is an individual described in (c) above.

      The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

      IN WITNESS WHEREOF, the undersigned Subscriber does hereby execute this Agreement this 11th day of November, 1998.


C & A Services, L.L.C.                              C & A Services, L.L.C.
---------------------------------------------       ---------------------------------------
Name of Company You Represent                       EXACT NAME IN WHICH YOU WANT
(if applicable)                                     THE SECURITIES TO BE REGISTERED

/s/ Gerry R. Hurst                                  DELIVERY INSTRUCTIONS:
---------------------------------------------       ---------------------------------------
Your Signature                                      Please type or print address where
                                                    your security is to be delivered
Gerry R. Hurst
---------------------------------------------       ATTN:  Gerry R. Hurst
Your Name:  Please Print                                 ----------------------------------

Manager                                             1904 S. Akard Street
---------------------------------------------       ---------------------------------------
Title/Representative Capacity (if applicable)       Street Address


Dallas, Texas                                       Dallas, Texas, 75215
---------------------------------------------       ---------------------------------------
Place of Execution of this Agreement                City, State or Province, Country,
                                                    Offshore Postal Code


                                                    (214) 428-0132
                                                    ---------------------------------------
                                                    Telephone Number


                                                    (214) 428-1851
                                                    ---------------------------------------
                                                    Facsimile Number

ACCEPTANCE BY COMPANY:


      THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY AND THE COMPANY AGREES TO BE BOUND BY THE TERMS AND CONDITIONS THEREOF THIS 11TH DAY OF NOVEMBER, 1998.



                           By: __________________________________________

                           Name: ________________________________________

                           Title: _______________________________________

                           Attest: ______________________________________

                           Name: ________________________________________

                           Title: _______________________________________